Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Report of Fresenius Medical Care AG (the "Company") on Form 6-K filed during the month of August, 2003 containing its unaudited financial statements as of and for the three month period ending June 30, 2003 as submitted to the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Ben Lipps, Chief Executive Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                                   /s/ Dr. Ben Lipps
                                                   -----------------------------
                                                   Dr. Ben Lipps
                                                   Chief Executive Officer
                                                   August 14, 2003